As filed with the Securities and Exchange Commission on June 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEAN ENERGY FUELS CORP.

(Exact name of registrant as specified in its charter)

Delaware	33-0968580
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4675 MacArthur Court, Suite 800
Newport Beach, California 92660
(Address, including zip code, of Principal Executive Offices)

CLEAN ENERGY FUELS CORP.

2016 PERFORMANCE INCENTIVE PLAN

(Full title of the plan)

Andrew J. Littlefair

President and Chief Executive Officer

Clean Energy Fuels Corp.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

(949) 437-1000

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

J. Nathan Jensen, Esq.

Vice President & General Counsel

Clean Energy Fuels Corp.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

Telephone: (949) 437-1000

Fax: (949) 424-8285

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION  OF REGISTRATION  FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.0001 par value per share	6,050,000 shares	(1)	$3.52	(2)	$21,296,000	(2)	$2,145	(2)

(1)        Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) covers, in addition to the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of Clean Energy Fuels Corp., a Delaware corporation (the “Registrant”), stated above, any additional securities that may from time to time be offered or issued pursuant to the Clean Energy Fuels Corp. 2016 Performance Incentive Plan (the “Plan”) as a result of one or more adjustments pursuant to the provisions of the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)        Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 2, 2016, as quoted on the Nasdaq Global Select Market.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1). In accordance with the note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                                                      Incorporation of Certain Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated herein by reference as of their respective dates of filing, except for any portions thereof that are furnished rather than filed in accordance with Commission rules:

(a)                                 The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015, filed with the Commission on March 3, 2016 (Commission File No. 001-33480);

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2016, filed with the Commission on May 5, 2016 (Commission File No. 001-33480);

(c)                                  The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 5, 2016, April 11, 2016, April 20, 2016, and May 27, 2016 (each, Commission File No. 001-33480); and

(d)                                 The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 18, 2007 (Commission File No. 001-33480), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.                                                      Description of Securities.

Not applicable.

Item 5.                                                      Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                      Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s restated certificate of incorporation and its amended and restated bylaws provide in effect that, subject to certain limited exceptions, it may indemnify its directors and officers to the extent authorized and permitted by the Delaware General Corporation Law. The Registrant has also maintained policies to insure its directors and officers, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain of its directors and officers providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

Item 9.                                                         Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on June 9, 2016.

CLEAN ENERGY FUELS CORP.

By:	/s/ Andrew J. Littlefair
Andrew J. Littlefair
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andrew J. Littlefair and Robert M. Vreeland, and each of them, acting individually and without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew J. Littlefair	President, Chief Executive Officer (Principal	June 9, 2016
Andrew J. Littlefair	Executive Officer) and a Director

/s/ Robert M. Vreeland	Chief Financial Officer (Principal Financial	June 9, 2016
Robert M. Vreeland	Officer and Principal Accounting Officer)

/s/ Warren I. Mitchell	Chairman of the Board and Director	June 9, 2016
Warren I. Mitchell

/s/ John S. Herrington	Director	June 9, 2016
John S. Herrington

/s/ James C. Miller III	Director	June 9, 2016
James C. Miller III

Signature	Title	Date

/s/ James E. O’Connor	Director	June 9, 2016
James E. O’Connor

/s/ Boone Pickens	Director	June 9, 2016
Boone Pickens

/s/ Stephen A. Scully	Director	June 9, 2016
Stephen A. Scully

/s/ Kenneth M. Socha	Director	June 9, 2016
Kenneth M. Socha

/s/ Vincent C. Taormina	Director	June 9, 2016
Vincent C. Taormina

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1

Restated Certificate of Incorporation of the Registrant, as amended by the Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant dated May 28, 2010, as further amended by the Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant dated May 8, 2014 (filed as Exhibit 3.1.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2014 (Commission File No. 001-33480)).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 23, 2011 (Commission File No. 001-33480)).

4.3

Amendment No. 1 to Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 27, 2014 (Commission File No. 001-33480)).

4.4

Clean Energy Fuels Corp. 2016 Performance Incentive Plan (filed as Exhibit 10.114 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 27, 2016 (Commission File No. 001-33480)).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in this Registration Statement on the signature page hereto).